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                                                                   EXHIBIT 23.6



                        CONSENT OF INDEPENDENT AUDITORS





We consent to the use of our report dated August 25, 1997, with respect to the consolidated financial statements of Dransfield China Paper Corporation included in Post-Effective Amendment No. 2 to Form F-1 Registration Statement for the registration of 334,428 shares of Common Stock, 946,004 Callable Common Stock Purchase Warrants, and 946,004 shares of Common Stock issuable upon exercise of the Callable Warrants.



                                                   /s/ Ernst & Young
                                                   Ernst & Young

Hong Kong
March 6, 1998